UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2022
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617
(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment No. 1”) is being filed as an amendment to the Current Report on Form 8-K filed by the registrant on May 13, 2022 (the “Original 8-K”). The Original 8-K was filed with the Securities and Exchange Commission to report the results of the voting at the registrant’s annual meeting of stockholders held on May 11, 2022. The purpose of this Amendment No. 1 is to amend and restate Item 5.07 in the Original 8-K in its entirety to correct a scrivener’s error in the voting results of Proposal 4. No other changes have been made to the information set forth in the Original 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of Skyworks Solutions, Inc. (the “Company”), held on May 11, 2022 (the “Annual Meeting”), the Company’s stockholders were asked to consider and vote on eight proposals that are described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on March 25, 2022, in connection with the Annual Meeting (the “Proxy Statement”). The results of the voting on each of those proposals were as follows:

1. The Company’s stockholders elected each of Alan S. Batey, Kevin L. Beebe, Liam K. Griffin, Eric J. Guerin, Christine King, Suzanne E. McBride, David P. McGlade, and Robert A. Schriesheim to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

The voting results with respect to each director elected at the Annual Meeting are set forth in the following table:

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Alan S. Batey	104,855,582	4,695,184	197,053	20,091,333
Kevin L. Beebe	96,137,159	13,264,628	346,032	20,091,333
Liam K. Griffin	100,697,494	8,523,115	527,210	20,091,333
Eric J. Guerin	107,721,124	1,836,262	190,433	20,091,333
Christine King	103,181,940	6,391,210	174,669	20,091,333
Suzanne E. McBride	109,053,810	527,829	166,180	20,091,333
David P. McGlade	100,755,825	8,793,539	198,455	20,091,333
Robert A. Schriesheim	101,916,321	7,635,433	196,065	20,091,333

2. The Company’s stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s 2022 fiscal year.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
125,673,482	3,978,045	187,625	0

3. The Company’s stockholders voted to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
94,100,200	15,210,497	437,122	20,091,333

4. The Company’s stockholders did not approve an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company’s assets, or issuance of a substantial amount of the Company’s securities.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
108,774,669	771,030	202,120	20,091,333

5. The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
108,723,938	812,424	211,457	20,091,333

6. The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of Charter provisions governing directors.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
108,751,808	780,074	215,937	20,091,333

7. The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of the Charter provision governing action by stockholders.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
108,751,993	777,293	218,533	20,091,333

8. The Company’s stockholders did not approve a stockholder proposal regarding the Company’s stockholder special meeting right.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
43,348,820	65,879,296	519,703	20,091,333

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 16, 2022	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary